SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2010, HopFed Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement between the Company and Howe Barnes Hoefer & Arnett, Inc., as sole underwriter (the “Underwriter”), providing for, among other things, (i) the sale by the Company, and the purchase by the Underwriter, of 3,333,334 shares of Common Stock, par value $0.01 per share, of the Company, and (ii) the grant by the Company to the Underwriter of an option to purchase all or any part of 500,000 additional shares of Common Stock to cover over-allotments, if any. The shares are to be issued at a public offering price of $9.00 per share.

Each of the Company’s directors and executive officers will have entered into a lock-up agreement on or prior to the closing date, and will agree, for a period of 90 days after the date of the Underwriting Agreement, subject to specified exceptions, not to directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the director or executive officer or with respect to which the director or executive officer has or acquires the power of disposition, or file any registration statement with respect to any of the foregoing, without the prior written consent of Howe, Barnes, Hoefer & Arnett, Inc. The form of Lock-Up Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The shares were registered for offer and sale pursuant to a Registration Statement on Form S-1 effective June 15, 2010.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.

The above description of the Underwriting Agreement is qualified in its entirely by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1.

Item 8.01	Other Events

On June 16, 2010, the Company announced the pricing of a fully underwritten public offering of Common Stock. The net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $28.2 million. Howe Barnes Hoefer & Arnett, Inc. is acting as the Underwriter. The Company has granted the Underwriter a 30 day option to purchase up to an additional 500,000 shares of the Company’s Common Stock to cover over-allotments, if any. The Company expects to close this transaction, subject to customary conditions, on or about June 21, 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement by and between HopFed Bancorp, Inc. and Howe Barnes Hoefer & Arnett, Inc., as the Underwriter, dated as of June 16, 2010.

10.1	Form of Lock-Up Agreement.

99.1	Press Release dated June 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: June 16, 2010	By:	/S/ JOHN E. PECK
John E. Peck
President and Chief Executive Officer